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                                                                   EXHIBIT 5.1


D'ANCONA & PFLAUM

                   30 North LaSalle Street
                   Suite 2900
                   Chicago, Illinois 60602
                   Telephone (312)580-2000
                   Telecopier (312)580-0923
                   TWX: 910-221-2554
                   Cable: "DANCONA"


                                    June 24, 1997



Western Pacific Airlines, Inc.
2864 South Circle Drive
Colorado Springs, Colorado 80906

Gentlemen:

    In connection with the proposed registration under the Securities Act of 1933, as amended, by Western Pacific Airlines, Inc., a Delaware corporation ("Western Pacific") of 9,093,943 shares of Common Stock of Western Pacific (the "Shares") described in Western Pacific's registration statement on Form S-3, to be filed on or shortly after the date hereof (the "Registration Statement"), we hereby advise you that as counsel for Western Pacific we have examined the original or certified copies of the Restated Certificate of Incorporation of Western Pacific and all amendments thereto, the Bylaws of Western Pacific, the minute books of Western Pacific and such other documents and records as we have deemed necessary for the purposes of this opinion.

    Based upon such examination, it is our opinion that the Shares of Western Pacific are duly authorized and, when issued pursuant to the terms of the agreements, warrant certificates and certificates of designations, rights and preferences to be included as exhibits to the Registration Statement, will be legally issued, fully paid and nonassessable.

    We hereby consent to the references to our firm under the heading "Legal Matters" in the prospectus included in the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement, and any and all amendments thereto (including pre-effective and post-effective amendments).

                             Very truly yours,

                             D'ANCONA & PFLAUM



                             By /s/ Allan J. Reich
                               --------------------------------
                                    Allan J. Reich, a Partner